Exhibit 10.13

FIRST AMENDMENT

THE EQUITY RESIDENTIAL PROPERTIES TRUST
ADVANTAGE RETIREMENT SAVINGS PLAN

WHEREAS, Equity Residential Properties Trust (the “Trust”) maintains The Equity Residential Properties Trust Advantage Retirement Savings Plan (the “Plan”) for the benefit of its eligible employees;

WHEREAS, Section 8.01 of the Plan provides that the Trust may amend the Plan at any time; and

WHEREAS, the Plan needs to be amended to comply with certain requirements of the Internal Revenue Service for issuance of a favorable determination letter;

NOW, THEREFORE, the Trust hereby amends the Plan as follows:

1.                                       The following sentence is hereby added to the end of Section 6.08(g)(i):

“Effective January 1, 1999, the term “eligible rollover contribution” shall not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV).”

2.                                       The following new Section 10.02(f) is hereby added to the Plan:

“(e)                            Compensation:  For purposes of this Article 10, compensation shall mean all amounts paid or made available to the Participant by the Employer during the Plan Year for services as an Employee as reported on Form W-2 (or such other form as may be prescribed pursuant to §6041(d) and §6051(a)(3) of the Code).  Compensation shall also include any elective contributions excluded from income under §125 of the Code (relating to cafeteria plans), §402(e)(3) of the Code (relating to 401(k) plans), including Pre-Tax Contributions under this Plan, §402(h) of the Code (relating to simplified employee pension plans), or §132(f)(4) of the Code (relating to elective transportation fringe benefits).

Any Employee’s compensation for any Plan Year in excess of $170,000 (or such other amount provided pursuant to Section 401(a)(17) of the Code) shall be disregarded for all purposes under the Plan. Effective January 1, 2002, $200,000 shall be substituted for $170,000 in the preceding sentence.  If an Employee receives compensation from more than one Employer for a Plan Year, then his compensation from all such Employers shall be aggregated for purposes of applying the limit of Section 401(a)(17) of the Code for that Plan Year.  Commencing January 1, 1997, the rules requiring the aggregation of compensation paid to certain family members of Highly Compensated Employees as set forth in the Plan prior to the Effective Date shall no longer apply.”

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IN WITNESS WHEREOF, the Trust has caused this First Amendment to be executed by its duly authorized officers on this 16 day of December, 2002.

EQUITY RESIDENTIAL PROPERTIES TRUST

	By:	/s/ Catherine M. Carraway

	Title:	Vice President, Compensation & Benefits

ATTEST:

Secretary